TOWN & COUNTRY CORPORATION                                            EXHIBIT 11

                        Earnings Per Share Computations
                                  (Unaudited)

                                                    For the Three Months Ended
                                                      May 25,         May 26,
                                                       1997            1996
                                                   ------------    ------------
PRIMARY EPS:
Net loss                                           $ (3,041,187)   $ (1,854,443)
Accretion of discount and dividends
  on preferred stocks                                   157,620         223,128
                                                   ------------    ------------
Loss attributable to common
  stockholders                                     $ (3,198,807)   $ (2,077,571)
                                                   ============    ============


Weighted average common
  shares outstanding                                 26,263,863      24,317,210

Weighted shares issued
  from exercise and
  assumed execise of:
  warrants                                                  --             --
  options                                                   --             --
                                                   ------------    ------------
Shares for EPS
  calculation                                       26,263,863       24,317,210
                                                   ============    ============

REPORTED EPS:
Net loss                                           $   (0.11)      $      (0.08)
Accretion of discount and dividends
  on preferred stocks                                  (0.01)             (0.01)
                                                   ------------    ------------
Loss per common share                              $   (0.12)      $      (0.09)
                                                  ============     ============


FULLY DILUTED EPS:

For the periods presented in this exhibit, there is no dilution from Primary
EPS.


              This exhibit should be reviewed in conjunction with
             Note 5 of Notes to Consolidated Financial Statements.